UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 1, 2007
TRIDENT MICROSYSTEMS, INC.
(Exact name of registrant as specified in its charter)
0-20784
(Commission File Number)

Delaware	77-0156584
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
3408 Garrett Drive
Santa Clara, California 95054-2803
(Address of principal executive offices, with zip code)
(408) 764-8808
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     (b)
     On May 2, 2007, Trident Microsystems, Inc. (“Trident” or the “Company”), announced that Mr. Yasushi Chikagami and Mr. John Luke have decided to resign from the Board of Directors, effective May 1, 2007. Simultaneously, Trident announced that its Board of Directors had appointed Mr. Millard Phelps and Mr. Raymond Ostby to serve as independent members of its Compensation Committee, to be chaired by Mr. Phelps.
     The Company does not believe that either resignation is as a result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit
No.	Description
Exhibit 99.1	Press release, dated May 2, 2007, concerning resignations of Mr. Luke and Mr. Chikagami.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 2, 2007
TRIDENT MICROSYSTEMS, INC.
/s/ David L. Teichmann
David L. Teichmann
General Counsel, Vice President of Human Resources & Corporate Secretary

Exhibit Index

Exhibit
No.	Description
Exhibit 99.1	Press release, dated May 2, 2007, concerning resignations of Mr. Luke and Mr. Chikagami.

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